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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

                              By: /s/ Alexander Hafele
                                  ------------------------------
                              Name:  Alexander Hafele


                              By: /s/ Gerhard Harlos
                                  ------------------------------
                              Name:  Gerhard Harlos


                              Infomatec Integrated Information Systems AG

                              By: /s/ Karl Gruns
                                  ------------------------------
                              Name:  Karl Gruns
                              Title: Chief Financial Officer


                              Infomatec AG International AG

                              By: /s/ Eduard Will
                                  ------------------------------
                              Name:  Eduard Will
                              Title: Chief Executive Officer

Dated:  August 3, 1999